OPINION OF PAUL, HASTINGS, JANOFSKY & WALKER LLP	EXHIBIT 5.1

October 13, 2009

Raptor Pharmaceutical Corp.

9 Commercial Blvd., Suite 200

Novato, California 94949

Ladies and Gentlemen:

We have acted as counsel to Raptor Pharmaceutical Corp., a Delaware corporation (the “Company”), and are furnishing this opinion of counsel in connection with the Company’s Registration Statement on Form S-3 (including the prospectus which is a part thereof, the “Registration Statement”) being filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof. The Registration Statement covers the resale by certain selling stockholders of the Company named in the Registration Statement (the “Selling Stockholders”) of up to (i) 3,793,642 outstanding shares (the “Outstanding Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”) and (ii) 1,764,223 shares of the Company’s Common Stock (the “Warrant Shares”) issuable upon exercise of warrants to purchase shares of the Common Stock (the “Warrants”), for an aggregate of 5,557,865 shares of the Common Stock.

In connection with this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, resolutions, certificates and instruments of the Company, certificates of public officials, statutes, records and such other instruments and documents as we have deemed necessary to form a basis for the opinion hereinafter expressed, including, without limitation, the following: (i) the Company’s Certificate of Incorporation, as amended through the date hereof, as certified as of the date hereof by the Secretary of the Company; (ii) the Company’s Bylaws, as amended through the date hereof, as certified as of the date hereof by the Secretary of the Company; (iii) the Warrants; and (iv) the Registration Statement.

In addition, we have made such investigations of law as we have deemed necessary or appropriate to form a basis for the opinion set forth herein.

In our examination of the foregoing, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments and other documents submitted to us; (ii) the legal capacity and authority of all persons or entities, other than the Company, executing all agreements, instruments and other documents submitted to us; (iii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iv) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or

Raptor Pharmaceutical Corp.

October 13, 2009

other copies conform to authentic originals thereof, and that such originals are authentic and complete; (v) the due authorization, execution and delivery of all agreements, instruments and other documents by all parties thereto other than the Company; (vi) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct; and (vii) that the officers and directors of the Company have properly exercised their fiduciary duties. As to all questions of fact material to this opinion letter and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation) upon certificates or comparable documents of officers and representatives of the Company.

Our knowledge of the Company and its legal and other affairs is limited by the scope of our engagement, which scope includes the delivery of this opinion letter. We do not represent the Company with respect to all legal matters or issues. The Company may employ other independent counsel and, to our knowledge, handles certain legal matters and issues without the assistance of independent counsel.

Based upon and in reliance on the foregoing, and subject to the limitations, qualifications and exceptions set forth herein, we are of the opinion that: (i) the Outstanding Shares are validly issued, fully paid and nonassessable; and (ii) the Warrant Shares, when issued and paid for in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.

We express no opinion with regard to the law of any jurisdiction other than the General Corporation Law of the State of Delaware (based solely upon our review of a standard compilation thereof) as in effect as of the date hereof. This opinion letter deals only with the specified legal issues expressly addressed herein and you should not infer any opinion that is not explicitly addressed herein from any matter stated in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus that is a part of the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder. This opinion letter is rendered solely to you as of the date hereof in connection with the registration of the Outstanding Shares and the Warrant Shares for resale by the Selling Stockholders under the Registration Statement. This opinion letter speaks as of the date hereof and we assume no obligation to advise you or any other person with regard to any change in the circumstances or the law that may bear on the matters set forth herein after the effectiveness of the Registration Statement, even

Raptor Pharmaceutical Corp.

October 13, 2009

though the change may affect the legal analysis, a legal conclusion or other matters in this opinion letter.

Very truly yours,

/s/ Paul, Hastings, Janofsky & Walker LLP